Registration No. 333-207129

 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 _____________________
Post-Effective Amendment No. 1 to
Form S-8
Registration Statement No. 333-207129
  REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
SPX FLOW, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	47-3110748 (IRS Employer Identification No.)
 13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
(Address, including zip code, of registrant’s principal executive offices)
_____________________
 SPX FLOW RETIREMENT SAVINGS PLAN
(Full title of the plan)
_____________________
Peter J. Ryan
Vice President, Chief People Officer and General Counsel
SPX FLOW, Inc.
13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277
Telephone: (704) 752-7431
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☒	Accelerated Filer ☐

Non-Accelerated Filer ☐	Smaller Reporting Company ☐

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

REMOVAL OF SECURITIES FROM REGISTRATION
    SPX FLOW, Inc., a Delaware corporation (the “Registrant”), and the SPX FLOW Retirement Savings Plan (the “Plan”) filed a registration statement on Form S-8 (File No. 333-207129) (the “Registration Statement”) with the Securities and Exchange Commission on September 25, 2015. The Registration Statement covers shares of Common Stock, par value $0.01 per share (the “Common Stock”), of the Registrant to be issued under the Plan having a maximum aggregate offering price of $100,000,000, as well as an indeterminate amount of plan interests.
The Company has amended the Plan to terminate any contributions to or transfer of funds into the SPX FLOW Stock Fund within the Plan and no further offers or sales of Common Stock are being made through the Plan. In accordance with an undertaking made by the Registrant in the Registration Statement to remove by means of a post-effective amendment any securities that remain unsold at the termination of the offering, this Post-Effective Amendment No.1 (this “Post-Effective Amendment”) is being filed to remove from registration the Common Stock and plan interests not heretofore sold pursuant to the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Common Stock and plan interests.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 12, 2021.

SPX FLOW, INC.

By:    /s/ Peter J. Ryan
Peter J. Ryan
Vice President, Chief People Officer and General Counsel

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on May 12, 2021.

SPX FLOW RETIREMENT SAVINGS PLAN

By:    SPX FLOW Plan Investment Committee

By:    /s/ Peter J. Ryan
Peter J. Ryan
Vice President, Chief People Officer and General Counsel of SPX FLOW, Inc.

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.